3515 Lyman Boulevard Chaska, Minnesota 55318-3051 USA

Exhibit 10.39

May 9, 2025

Paul Josephs
17 Grogan Mill

San Antonio, TX 78248

RE: Amendment to Offer Letter dated March 20, 2024 between Paul Josephs and Lifecore Biomedical, Inc. (the “Offer Letter”)

Dear Paul:

This letter sets forth an amendment (“Amendment”) to the Offer Letter that has been mutually agreed between, and duly authorized by, you and Lifecore. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Offer Letter.

    The paragraph in the Offer Letter entitled “Relocation” is hereby amended and restated in its entirety as follows:

Relocation: Your position will be based in San Antonio, Texas. While you will not be required to maintain a residence in the same location as Lifecore’s headquarters, you will travel to Lifecore’s headquarters as appropriate to fulfill your job responsibilities.

For so long as you do not live in the vicinity of the Lifecore’s headquarters, Lifecore will reimburse you for reasonable out of pocket expenses, up to a maximum amount to be set by the compensation committee annually, associated with (1) monthly rent of an apartment, hotel accommodations or other similar temporary housing (including utilities); (2) rental car or a car allowance for travel in the Twin Cities; and (3) airfare for four trips per month from your current residence to the Twin Cities. Reimbursement is not provided for personal meal or entertainment expenses during your in-office time, unless those expenses are for business purposes. Initially, the maximum amount of reimbursement of these expenses will be $5,000 per month.

    Except for the paragraph specifically amended herein, all terms and conditions of the Offer Letter shall remain in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Offer Letter and any future reference to the Offer Letter shall include the terms and conditions of this Amendment.

The parties have duly executed this Amendment as of the date first set forth above.

Lifecore Biomedical, Inc.

By: /s/ Thomas D. Salus
Thomas D. Salus
Chief Legal & Administration Officer

ACCEPTED AND AGREED:

/s/ Paul Josephs
Paul Josephs

[Signature Page to Amendment to Paul Josephs Offer Letter]